Exhibit 99.1

News Release

JLL Reports Robust First-Quarter 2017 Revenue Performance
Revenue up 21 percent to $1.6 billion; fee revenue up 21 percent to $1.4 billion
CHICAGO, May 5, 2017 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported diversified revenue increases for the first quarter of 2017, resulting in diluted earnings per share of $0.24 and adjusted diluted earnings per share of $0.45.

•	Broad-based, double-digit Real Estate Services revenue growth across geographies and service lines; 11% organic fee revenue growth

•	Strong leasing and capital markets momentum, led by U.S. and UK, outpaced market volumes

•	Continued M&A integration drove expansion of Property & Facility Management and Project & Development Services

•	Margins reflected revenue strength offset by anticipated decline in LaSalle equity earnings and transaction fees, technology investment, as well as performance in EMEA

•	EMEA results impacted by incremental platform investments, timing of capital markets transactions and collections in Continental Europe

•	LaSalle delivered increased acquisition and disposition volume coupled with healthy annuity income

•	Dividend increase of 6% to $0.35 per share
CEO Comment:
"Strong revenue growth and continued market share gains combined with expected margin performance contributed to solid first-quarter results," said Christian Ulbrich, CEO. "Favorable market conditions and healthy prospects for new business make us confident we will deliver on the expectations we have set for the year," Ulbrich added.

Summary Financial Results	Three Months Ended
	March 31,
($ in millions, except per share data)	2017	2016

Revenue	$1,615	$1,337
Fee Revenue[1]	1,360	1,121
Net Income	11	26
Adjusted Net Income[2]	21	37

Diluted Earnings per Share	$0.24	$0.56
Adjusted Diluted Earnings per Share[2]	$0.45	$0.82

Adjusted EBITDA[3]	$74	$85
Adjusted EBITDA, Real Estate Services	54	50
Adjusted EBITDA, LaSalle	20	35
See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this news release.

-continued-

JLL Reports Robust First-Quarter 2017 Revenue Performance - Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2017	2016

Real Estate Services ("RES")
Leasing	$375.1	$319.8	17%	18%
Capital Markets & Hotels	190.8	169.7	12	16
Capital Markets & Hotels Fee Revenue[1]	193.5	173.0	12	15
Property & Facility Management	542.9	391.0	39	46
Property & Facility Management Fee Revenue[1]	413.2	286.2	44	51
Project & Development Services	282.8	245.9	15	19
Project & Development Services Fee Revenue[1]	154.5	131.4	18	19
Advisory, Consulting and Other	135.4	109.9	23	27
Total RES Revenue	$1,527.0	$1,236.3	24%	28%
Total RES Fee Revenue[1]	$1,271.7	$1,020.3	25%	28%

LaSalle
Advisory Fees	$62.6	$62.2	1%	5%
Transaction Fees & Other	13.7	24.2	(43)	(43)
Incentive Fees	11.9	14.1	(16)	(11)
Total LaSalle Revenue	$88.2	$100.5	(12)%	(9)%

Total Revenue	$1,615.2	$1,336.8	21%	25%
Total Fee Revenue[1]	$1,359.9	$1,120.8	21%	25%

Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (4) following the Financial Statements in this news release.

Consolidated First-Quarter 2017 Performance Highlights:

•
Consolidated revenue was $1.6 billion and consolidated fee revenue was $1.4 billion, each representing a 25 percent increase against the prior year. Revenue growth occurred across all geographic segments and reflected expansion of both transactional and annuity businesses. Organic revenue expansion accounted for over 40 percent of RES fee revenue growth, with the balance from acquisitions completed after the first quarter of 2016.

•
Consolidated operating expenses were $1.6 billion, compared with $1.3 billion in the prior year, an increase of 26 percent. Consolidated fee-based operating expenses, excluding restructuring and acquisition charges, were $1.3 billion, compared with $1.1 billion last year, an increase of 27 percent. The expense growth reflected continued expansion of annuity businesses, most notably our August 2016 acquisition of Integral UK Ltd. (“Integral”), and included approximately $138 million of fee-based operating expenses, excluding depreciation and amortization, from acquisitions completed after the first quarter of 2016. It also included $5.3 million of incremental technology and data expenditures, excluding depreciation and amortization, incremental to the first quarter of 2016.

-continued-

JLL Reports Robust First-Quarter 2017 Revenue Performance - Page 3

•
Against a robust prior-year quarter that benefited from the successful launch of LaSalle Logiport REIT, LaSalle generated solid results in 2017, driven by continued performance of annuity-based advisory fees together with healthy incentive and transaction fees.

•
Net income attributable to common shareholders was $10.8 million, compared with $25.7 million last year. Adjusted EBITDA was $73.9 million, compared with $85.0 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 5.4 percent in USD (5.0 percent in local currency), compared with 7.6 percent last year.

Diluted earnings per share were $0.24, compared with $0.56 last year. Adjusted diluted earnings per share were $0.45, compared with $0.82 in 2016.
The current year results reflect strong revenue growth offset by the following year-over-year changes:

•	$20.8 million aggregate decline in LaSalle incentive fees, transaction fees, other revenue and equity earnings;

•	$12.1 million EBITDA decline in EMEA performance;

•	Increase in technology and data expenditures.
Balance Sheet and Net Interest Expense:

•
Total net debt was $1.4 billion as of March 31, 2017, an increase of $254.5 million from year end, reflecting the annual first-quarter payout of 2016 variable compensation to employees, partially offset by improved working capital management.

•
Net interest expense for first quarter was $13.0 million, up from $8.9 million in 2016. Approximately half of the year-over-year increase was due to an increase in average borrowings from $554.3 million in the first three months of 2016 to $1,117.5 million in current quarter, driven by nearly $490 million in acquisition-related payments over the last 12 months. A higher effective interest rate on our Facility, 1.7% in 2017 as compared with 1.4% last year, also contributed to the increase in net interest expense.

•
The company's Board of Directors declared a dividend of $0.35 per share, a six percent increase from the $0.33 per share payment made in December 2016. The dividend payment will be made on June 15, 2017, to shareholders of record at the close of business on May 15, 2017.

-continued-

JLL Reports Robust First-Quarter 2017 Revenue Performance - Page 4

Business Segment Performance Highlights
Americas Real Estate Services

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2017	2016

Leasing	$296.1	$249.0	19%	19%
Capital Markets & Hotels	99.2	78.6	26	26
Capital Markets & Hotels Fee Revenue[1]	101.9	81.9	24	24
Property & Facility Management	181.8	177.3	3	3
Property & Facility Management Fee Revenue[1]	142.4	131.3	8	8
Project & Development Services	93.0	67.0	39	38
Project & Development Services Fee Revenue[1]	85.3	64.2	33	32
Advisory, Consulting and Other	52.7	31.6	67	66
Total Revenue	$722.8	$603.5	20%	20%
Total Fee Revenue	$678.4	$558.0	22%	21%

Capital Markets & Hotels revenue includes both “gross” and “fee” presentation, effective in the fourth quarter of 2016, with the difference between the two amounts representing net non-cash activity associated with mortgage servicing rights and mortgage banking derivatives, which is also excluded from our non-GAAP performance measures.

Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (4) following the Financial Statements in this news release.

Americas First-Quarter 2017 Performance Highlights:

•
Total revenue was $722.8 million, a 20 percent increase compared with last year; fee revenue was $678.4 million, an increase of 21 percent compared with 2016. More than 70 percent of fee revenue growth was from organic expansion and reflected strong transactional performance, primarily in the U.S. leasing business, highlighted by New York, Houston and Seattle markets. Capital Markets & Hotels revenue performance reflects growth in multifamily as well as transaction activity in the New York and Virginia/Washington D.C. markets. The increase in Project & Development Services reflected organic expansion and growth in Advisory, Consulting and Other reflected recent valuation business acquisitions.

•
Operating expenses were $685.3 million, up 20 percent from $571.1 million in 2016. Fee-based operating expenses, excluding restructuring and acquisition charges, were $638.2 million, up 22 percent from $522.3 million in 2016.

•
Operating income was $37.5 million, up 16 percent from $32.4 million last year. Adjusted EBITDA was $63.6 million for this quarter, compared with $54.6 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 9.4 percent in USD and local currency, compared with 9.8 percent last year. The decline in Adjusted EBITDA margin was driven by increased investments in data, technology and people, partially offset by the notable revenue growth discussed above.

-continued-

JLL Reports Robust First-Quarter 2017 Revenue Performance - Page 5

EMEA Real Estate Services

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2017	2016

Leasing	$48.3	$43.5	11%	19%
Capital Markets & Hotels	63.0	64.6	(2)	7
Property & Facility Management	198.2	72.3	n.m.	n.m.
Property & Facility Management Fee Revenue[1]	157.1	52.2	n.m.	n.m.
Project & Development Services	141.6	140.1	1	8
Project & Development Services Fee Revenue[1]	42.9	47.3	(9)	(4)
Advisory, Consulting and Other	48.4	48.9	(1)	8
Total Revenue	$499.5	$369.4	35%	49%
Total Fee Revenue	$359.7	$256.5	40%	55%

n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (4) following the Financial Statements in this news release.

EMEA First-Quarter 2017 Performance Highlights:

•
EMEA revenue was $499.5 million and fee revenue was $359.7 million, reflecting increases of 49 percent and 55 percent, respectively, from last year. Revenue expansion compared with 2016 was most notable in Property & Facility Management, driven by incremental fee revenue from Integral. Leasing performance was primarily driven by organic growth in office agency and tenant representation across a number of countries.

•
Operating expenses were $528.9 million, up 52 percent from $385.2 million in 2016. Fee-based operating expenses, excluding restructuring and acquisition charges, were $389.1 million, up 58 percent from $272.3 million last year, primarily reflecting incremental fee-based operating expenses relating to Integral.

•
Operating loss was $29.4 million, compared with a $15.8 million loss in the prior year. Adjusted EBITDA was a loss of $19.2 million, compared with a loss of $7.6 million last year. Adjusted EBITDA margin, calculated on a fee-revenue basis, was negative 5.3 percent in USD (negative 5.5 percent in local currency), compared with negative 3.0 percent last year. The decline in profitability was impacted by $12.1 million of (i) incremental investments in technology and facilities management platform, (ii) costs associated with the continued wind-down of operations in a non-core UK market, (iii) deal timing and facilities management revenue delays, and (iv) provisions for losses on receivables.

-continued-

JLL Reports Robust First-Quarter 2017 Revenue Performance - Page 6

Asia Pacific Real Estate Services

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2017	2016

Leasing	$30.7	$27.3	12%	13%
Capital Markets & Hotels	28.6	26.5	8	8
Property & Facility Management	162.9	141.4	15	15
Property & Facility Management Fee Revenue[1]	113.7	102.7	11	10
Project & Development Services	48.2	38.8	24	24
Project & Development Services Fee Revenue[1]	26.3	19.9	32	32
Advisory, Consulting and Other	34.3	29.4	17	16
Total Revenue	$304.7	$263.4	16%	15%
Total Fee Revenue	$233.6	$205.8	14%	13%

Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (4) following the Financial Statements in this news release.

Asia Pacific First-Quarter 2017 Performance Highlights:

•
Asia Pacific revenue was $304.7 million, an increase of 15 percent from 2016; fee revenue was $233.6 million, an increase of 13 percent from last year. Over 80 percent of the fee revenue increase was from organic expansion. Growth was highlighted by Property & Facility Management and Project & Development Services business lines and was led by Greater China and India.

•
Operating expenses were $300.4 million, up 13 percent from $264.6 million last year. Fee-based operating expenses, excluding restructuring and acquisition charges, were $229.3 million, up 10 percent from $207.0 million last year.

•
Operating income was $4.3 million, compared with an operating loss of $1.2 million in 2016. Adjusted EBITDA was $9.9 million, compared with $3.0 million in 2016. Adjusted EBITDA margin, calculated on a fee-revenue basis, was 4.2 percent in USD (4.0 percent in local currency), compared with 1.5 percent last year, and primarily reflected strength of transaction volume as well as expense control initiatives.

-continued-

JLL Reports Robust First-Quarter 2017 Revenue Performance - Page 7

LaSalle

LaSalle Revenue ($ in millions, “LC” = local currency)	Three Months Ended March 31,		% Change in USD	% Change in LC
	2017	2016

Advisory Fees	$62.6	$62.2	1%	5%
Transaction Fees & Other	13.7	24.2	(43)	(43)
Incentive Fees	11.9	14.1	(16)	(11)
Total Revenue	$88.2	$100.5	(12)%	(9)%

Equity Earnings	$4.6	$12.7	(64)%	(65)%

Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted. See Financial Statement Note (4) following the Financial Statements in this news release.

LaSalle First-Quarter 2017 Performance Highlights:

•	Total revenue of $88.2 million decreased nine percent from a tough comparable in 2016, which benefited from transaction fees related to the successful launch of the LaSalle Logiport REIT.

•
Equity earnings were $4.6 million, as compared with $12.7 million in 2016. Equity earnings were driven by net valuation increases in both years and the year-over-year decline reflects last year's substantial valuation increase related to our investment in LaSalle Logiport REIT.

•	Operating expenses were $73.8 million, down three percent from $78.9 million last year.

•
Operating income was $14.4 million, a decrease from $21.6 million in the prior year. Adjusted EBITDA was $19.6 million, compared with $35.1 million last year. Adjusted EBITDA margin was 22.2 percent in USD and local currency, compared with 34.9 percent in the prior-year period. The decreases in Adjusted EBITDA and Adjusted EBITDA margin reflected the declines in transaction fees, incentive fees, and equity earnings partially offset by decreased variable compensation net of the impact of deferred compensation expense.

•
Assets under management were $58.0 billion as of March 31, 2017, down one percent in local currency from $60.1 billion as of December 31, 2016, and generally in-line with the balance as of March 31, 2016. The net decrease in assets under management during 2017 resulted from $3.5 billion of dispositions and withdrawals and $1.4 billion of foreign currency decreases, partially offset by $2.5 billion of acquisitions and $0.3 billion of net valuation increases.

-continued-

JLL Reports Robust First-Quarter 2017 Revenue Performance - Page 8

About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. A Fortune 500 company, JLL helps real estate owners, occupiers and investors achieve their business ambitions. In 2016, JLL had revenue of $6.8 billion and fee revenue of $5.8 billion and, on behalf of clients, managed 4.4 billion square feet, or 409 million square meters, and completed sales acquisitions and finance transactions of approximately $136 billion. At the end of the first quarter of 2017, JLL had nearly 300 corporate offices, operations in over 80 countries and a global workforce of more than 78,000. As of March 31, 2017, LaSalle Investment Management had $58.0 billion of real estate under asset management. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit www.jll.com.

Connect with us

Live Webcast	Conference Call
We are offering a live webcast for shareholders, analysts, and investment professionals on Friday, May 5, 2017 at 9:00 a.m. Eastern. Please use the following webcast link:
Management will also conduct a conference call. If you are unable to join the live webcast and would like to participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time (the passcode will be required):

https://engage.vevent.com/rt/joneslanglasalleincorporated~050517	■ United States callers: ■ International callers: ■ Passcode:	+1 844 231 9804 +1 402 858 7998 5241242

Supplemental Information	Audio Replay
Supplemental information regarding the first quarter 2017 earnings call has been posted to the Investor Relations section of the company's website: ir.jll.com.	An audio replay will be available for download or stream. Information and the link can be found on the company’s website: ir.jll.com.
If you have any questions, please contact JLL Investor Relations: JLLInvestorRelations@am.jll.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans and objectives, and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, achievements, plans and objectives, and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to our business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by our Board of Directors. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, we expressly disclaim any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in our expectations or results, or any change in events.

-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended March 31,

(in millions, except share and per share data)	2017	2016

Revenue	$1,615.2	$1,336.8

Operating expenses:
Compensation and benefits	965.3	810.4
Operating, administrative and other	583.8	458.2
Depreciation and amortization	39.3	31.2
Restructuring and acquisition charges[8]	4.5	7.6
Total operating expenses	1,592.9	1,307.4

Operating income	22.3	29.4

Interest expense, net of interest income	13.0	8.9
Equity earnings from real estate ventures	5.6	13.0

Income before income taxes and noncontrolling interest	14.9	33.5
Provision for income taxes	3.6	8.3
Net income	11.3	25.2

Net income (loss) attributable to noncontrolling interest	0.5	(0.5)
Net income attributable to the company	$10.8	$25.7

Net income attributable to common shareholders	$10.8	$25.7

Basic earnings per common share	$0.24	$0.57
Basic weighted average shares outstanding (in thousands)	45,258	45,095

Diluted earnings per common share	$0.24	$0.56
Diluted weighted average shares outstanding (in thousands)	45,689	45,483

EBITDA attributable to common shareholders[3]	$66.7	$74.1

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Segment Operating Results
(Unaudited)
	Three Months Ended March 31,

(in millions)	2017	2016
REAL ESTATE SERVICES

AMERICAS
Revenue	$722.8	$603.5
Gross contract costs[1]	(47.1)	(48.8)
Net non-cash MSR and mortgage banking derivative activity[1]	2.7	3.3
Total fee revenue	678.4	558.0

Operating expenses:
Compensation, operating and administrative expenses	661.8	552.3
Depreciation and amortization	23.5	18.8
Total segment operating expenses	685.3	571.1
Gross contract costs[1]	(47.1)	(48.8)
Total fee-based segment operating expenses	638.2	522.3

Segment operating income	$37.5	$32.4
Equity earnings	0.2	0.3
Total segment income	$37.7	$32.7

Adjusted operating income	$43.7	$37.7

Adjusted EBITDA	$63.6	$54.6

EMEA
Revenue	$499.5	$369.4
Gross contract costs[1]	(139.8)	(112.9)
Total fee revenue	359.7	256.5

Operating expenses:
Compensation, operating and administrative expenses	518.6	377.5
Depreciation and amortization	10.3	7.7
Total segment operating expenses(a)	528.9	385.2
Gross contract costs[1]	(139.8)	(112.9)
Total fee-based segment operating expenses	389.1	272.3

Segment operating loss	$(29.4)	$(15.8)
Equity losses	—	(0.1)
Total segment loss	$(29.4)	$(15.9)

Adjusted operating loss	$(25.9)	$(13.8)

Adjusted EBITDA	$(19.2)	$(7.6)
(a) Integral contributed $128.5 million of incremental segment operating expenses to EMEA results in 2017.

	Three Months Ended March 31,

(in millions)	2017	2016
ASIA PACIFIC
Revenue	$304.7	$263.4
Gross contract costs[1]	(71.1)	(57.6)
Total fee revenue	233.6	205.8

Operating expenses:
Compensation, operating and administrative expenses	295.6	260.5
Depreciation and amortization	4.8	4.1
Total segment operating expenses	300.4	264.6
Gross contract costs[1]	(71.1)	(57.6)
Total fee-based segment operating expenses	229.3	207.0

Segment operating income (loss)	$4.3	$(1.2)
Equity earnings	0.8	0.1
Total segment income (loss)	$5.1	$(1.1)

Adjusted operating income (loss)	$4.9	$(0.8)

Adjusted EBITDA	$9.9	$3.0

LASALLE INVESTMENT MANAGEMENT
Revenue	$88.2	$100.5

Operating expenses:
Compensation, operating and administrative expenses	73.1	78.3
Depreciation and amortization	0.7	0.6
Total segment operating expenses	73.8	78.9

Segment operating income	$14.4	$21.6
Equity earnings	4.6	12.7
Total segment income	$19.0	$34.3

Adjusted operating income	$14.5	$21.6

Adjusted EBITDA	$19.6	$35.1

SEGMENT RECONCILING ITEMS
Total fee revenue	$1,359.9	$1,120.8
Gross contracts costs	258.0	219.3
Net non-cash MSR and mortgage banking derivative activity	(2.7)	(3.3)
Total revenue	$1,615.2	$1,336.8
Total segment operating expenses before restructuring and acquisition charges	1,588.4	1,299.8
Total segment operating income	$26.8	$37.0
Restructuring and acquisition charges[8]	4.5	7.6
Operating income	$22.3	$29.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets
(Unaudited)
	March 31,	December 31,
(in millions, except share and per share data)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$223.1	$258.5
Trade receivables, net of allowances	1,723.8	1,870.6
Notes and other receivables	347.4	326.7
Warehouse receivables	250.8	600.8
Prepaid expenses	93.5	81.7
Other	157.6	161.4
Total current assets	2,796.2	3,299.7

Property and equipment, net of accumulated depreciation	507.0	501.0
Goodwill	2,624.3	2,579.3
Identified intangibles, net of accumulated amortization	308.2	295.0
Investments in real estate ventures	352.1	355.4
Long-term receivables	187.5	176.4
Deferred tax assets, net	188.5	180.9
Deferred compensation plans	198.5	173.0
Other	73.7	68.7
Total assets	$7,236.0	$7,629.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$806.2	$846.2
Accrued compensation	736.2	1,064.7
Short-term borrowings	62.5	89.5
Deferred income	131.9	129.8
Deferred business acquisition obligations	27.2	28.6
Short-term earn-out liabilities	30.3	23.8
Warehouse facility	237.3	580.1
Other	199.3	203.6
Total current liabilities	2,230.9	2,966.3

Noncurrent liabilities:
Credit facility, net of debt issuance costs	1,156.5	905.4
Long-term senior notes, net of debt issuance costs	272.8	272.7
Deferred tax liabilities, net	24.6	21.5
Deferred compensation	213.0	201.1
Deferred business acquisition obligations	71.3	73.8
Long-term earn-out liabilities	202.5	205.8
Other	162.5	161.3
Total liabilities	$4,334.1	$4,807.9

	March 31,	December 31,
(in millions, except share and per share data)	2017	2016

Redeemable noncontrolling interest	$6.9	$6.8

Company shareholders' equity:
Common stock, $.01 par value per share,100,000,000 shares authorized; 45,286,477 and 45,213,832 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	0.5	0.5
Additional paid-in capital	1,019.5	1,013.3
Retained earnings	2,342.5	2,333.0
Shares held in trust	(6.2)	(6.0)
Accumulated other comprehensive loss	(490.0)	(551.1)
Total company shareholders' equity	2,866.3	2,789.7

Noncontrolling interest	28.7	25.0
Total equity	2,895.0	2,814.7

Total liabilities and equity	$7,236.0	$7,629.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended
	March 31,
(in millions)	2017	2016

Cash used in operating activities	$(212.9)	$(336.9)

Cash used in investing activities	(43.5)	(184.3)

Cash provided by financing activities	216.9	540.3

Effect of currency exchange rate changes on cash and cash equivalents	4.1	4.7

Net change in cash and cash equivalents	$(35.4)	$23.8

Cash and cash equivalents, beginning of period	258.5	216.6

Cash and cash equivalents, end of period	$223.1	$240.4

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes

1.
Consistent with U.S. generally accepted accounting principles (“GAAP”), certain vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both Revenue and Operating expenses.

Net non-cash mortgage servicing rights ("MSR") and mortgage banking derivative activity, within our Capital Markets & Hotels business line, consists of the balances presented within Revenue composed of (a) derivative gains/losses resulting from mortgage banking loan commitment activity and (b) the gains recognized by the company in conjunction with the origination and sale of mortgage loans with retention of servicing rights, offset by (c) the amortization of the corresponding MSR intangible assets generated upon the aforementioned gain recognition over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment activity are calculated as the change in estimated fair value of loan commitments, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and the corresponding MSR intangible assets are calculated as the present value of estimated cash inflows and outflows over the estimated mortgage servicing periods. This activity is reported entirely within the Americas segment.
Gross contract costs and Net non-cash MSR and mortgage banking derivative activity are excluded from revenue in determining “fee revenue.” Gross contract costs are excluded from operating expenses in determining “fee-based operating expenses.” Excluding gross contract costs from both Revenue and Operating expenses more accurately reflects how the company manages its expense base and its operating margins and, accordingly, is believed to be useful to investors and other external stakeholders for evaluating performance. Excluding net non-cash MSR and mortgage banking derivative activity in determining fee revenue is useful to investors and other external stakeholders for evaluating performance because the activity is non-cash in nature and reflects how the company manages and evaluates performance.
Fee revenue and fee-based operating expenses should not be considered as alternatives to Revenue and Operating expenses, respectively, determined in accordance with GAAP. Because fee revenue and fee-based operating expenses are not calculated under GAAP, the company’s fee revenue and fee-based operating expense measurements may not be comparable to similarly titled measures used by other companies.
The company defines adjusted operating income as Operating income excluding the impact of Restructuring and acquisition charges, Net non-cash MSR and mortgage banking derivative activity, and amortization of acquisition-related intangibles.
Restructuring and acquisition charges primarily consist of: (1) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount or change in leadership or transformation of business processes; (2) acquisition and integration-related charges, including non-cash fair value adjustments to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (3) lease exit charges. As noted within Note 5, Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the reconciliation from segment operating income to adjusted operating income and Adjusted EBITDA.

Amortization of acquisition-related intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to acquired management contracts, customer backlog and trade name, is more notable following the company's recent increase in acquisition activity. At the segment reporting level, this is the primary reconciling difference between segment operating income and adjusted operating income, except for the Americas segment, where Net non-cash MSR and mortgage banking derivative activity is also excluded.
Although adjusted operating income is a non-GAAP financial measure, it is used extensively by management in normal business operations to develop budgets and forecasts as well as measure and reward performance against those budgets and forecasts, inclusive of the impact from capital expenditures reflected through depreciation expense, and is believed to be useful to investors and other external stakeholders as a supplemental measure of performance. However, adjusted operating income should not be considered as an alternative to operating income or net income determined in accordance with GAAP. Any measure that eliminates components of the company’s costs of operation and investment, such as acquisition and integration-related charges, has material limitations as a performance measure. In light of these limitations, management does not rely solely on adjusted operating income as a performance measure and also considers GAAP operating income results. Because adjusted operating income is not calculated in accordance with GAAP, the company’s adjusted operating income may not be comparable to similarly titled measures used by other companies.
To conform to current presentation, 2016 amounts were recast for fee revenue to reflect the adjustment associated with Net non-cash MSR and mortgage banking derivative activity.
Below are reconciliations of (a) GAAP revenue to fee revenue, (b) GAAP operating expenses to fee-based operating expenses, and (c) GAAP operating income to adjusted operating income:

	Three Months Ended
	March 31,
($ in millions)	2017	2016

Revenue	$1,615.2	$1,336.8
Gross contract costs	(258.0)	(219.3)
Net non-cash MSR and mortgage banking derivative activity	2.7	3.3
Fee revenue	$1,359.9	$1,120.8

Operating expenses	$1,592.9	$1,307.4
Gross contract costs	(258.0)	(219.3)
Fee-based operating expenses	$1,334.9	$1,088.1

Operating income	$22.3	$29.4
Adjustments:
Restructuring and acquisition charges[8]	4.5	7.6
Net non-cash MSR and mortgage banking derivative activity	2.7	3.3
Amortization of acquisition-related intangibles	7.6	4.4
Adjusted operating income	$37.1	$44.7

2.
Net Restructuring and acquisition charges, Net non-cash MSR and mortgage banking derivative activity, and amortization of acquisition-related intangibles are excluded from GAAP net income attributable to common shareholders to arrive at the company’s definition of adjusted net income used in the calculation of adjusted diluted earnings per share.

Although adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, they are used extensively by management in normal business operations to develop budgets and forecasts as well as measure and reward performance against those budgets and forecasts, inclusive of the impact from capital expenditures reflected through depreciation expense, and are believed to be useful to investors and other external stakeholders as a supplemental measure of performance. However, adjusted net income and adjusted diluted earnings per share should not be considered as alternatives to Net income and Diluted earnings per common share determined in accordance with GAAP. Any measure that eliminates components of the company’s costs of operation and investment, such as acquisition and integration-related charges, has material limitations as a performance measure. In light of these limitations, management does not rely solely on adjusted net income and adjusted diluted earnings per share as performance measures, but also considers GAAP results. Because adjusted net income and adjusted diluted earnings per share are not calculated under GAAP, the company’s adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies.
Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of diluted earnings per share for each net income total:

	Three Months Ended
	March 31,
(In millions, except share and per share data)	2017	2016

GAAP net income attributable to common shareholders	$10.8	$25.7
Diluted shares (in thousands)	45,689	45,483
GAAP diluted earnings per share	$0.24	$0.56

GAAP net income attributable to common shareholders	$10.8	$25.7

Adjustments:
Restructuring and acquisition charges[8]	4.5	7.6
Net non-cash MSR and mortgage banking derivative activity	2.7	3.3
Acquisition-related intangible amortization	7.6	4.4
Tax impact of adjusted items	(5.0)	(3.8)
Adjusted net income	$20.6	$37.2

Diluted shares (in thousands)	45,689	45,483
Adjusted diluted earnings per share	$0.45	$0.82
Calculated on a local currency basis, the per share results for the first three months ended 2017 include a $0.07 per share favorable impact due to foreign exchange rate fluctuations.
The tax impact of adjusted items for the first quarter of 2017 was calculated using the applicable statutory rates by tax jurisdiction. In 2016, we used the consolidated effective tax rate to calculate the tax impact of adjusted items after this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

3.
The company's definition of EBITDA attributable to common shareholders ("EBITDA") represents GAAP net income attributable to common shareholders before interest expense net of interest income, income taxes and depreciation and amortization. Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") represents EBITDA further adjusted for certain items we do not consider directly indicative of our ongoing performance in the context of certain performance measurements, including restructuring and acquisition charges and Net non-cash MSR and mortgage banking derivative activity.

Although Adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management in normal business operations to develop budgets and forecasts as well as measure and reward performance against those budgets and forecasts, exclusive of the impact from capital expenditures reflected through depreciation expense along with other components of the company’s capital structure. Adjusted EBITDA and EBITDA are believed to be useful to investors and other external stakeholders as supplemental measures of performance. EBITDA is used in the calculations of certain covenants related to the company’s revolving credit facility. However, Adjusted EBITDA and EBITDA should not be considered as alternatives to net income determined in accordance with GAAP. Any measure that eliminates components of the company’s capital and investment structure and costs associated with operations, has material limitations as a performance measure. In light of these limitations, management does not rely solely on Adjusted EBITDA and EBITDA as performance measures, but also considers GAAP results. Because Adjusted EBITDA and EBITDA are not calculated under GAAP, the company’s Adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.
Below is a reconciliation of net income to EBITDA and adjusted EBITDA:

	Three Months Ended
	March 31,
($ in millions)	2017	2016

GAAP net income attributable to common shareholders	$10.8	$25.7
Add:
Interest expense, net of interest income	13.0	8.9
Provision for income taxes	3.6	8.3
Depreciation and amortization	39.3	31.2
EBITDA	$66.7	$74.1
Adjustments:
Restructuring and acquisition charges[8]	4.5	7.6
Net non-cash MSR and mortgage banking derivative activity	2.7	3.3
Adjusted EBITDA	$73.9	$85.0

4.
In discussing our operating results, we report Adjusted EBITDA margins and refer to percentage changes in local currency, unless otherwise noted. Such amounts presented on a local currency basis are calculated by translating the current period results of our foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. We believe this methodology provides a framework for assessing our performance and operations excluding the effect of foreign currency fluctuations. Because amounts presented on a local currency basis are not calculated under U.S. GAAP, they may not be comparable to similarly titled measures used by other companies.

The following table reflects the reconciliation to local currency amounts for consolidated revenue, consolidated fee revenue, consolidated operating income, and consolidated adjusted operating income:

	Three Months Ended March 31,
($ in millions)	2017	% Change
Revenue:
At current period exchange rates	$1,615.2	21%
Impact of change in exchange rates	53.0	n/a
At comparative period exchange rates	$1,668.2	25%

Fee Revenue:
At current period exchange rates	$1,359.9	21%
Impact of change in exchange rates	39.1	n/a
At comparative period exchange rates	$1,399.0	25%

Operating Income:
At current period exchange rates	$22.3	(24)%
Impact of change in exchange rates	(4.8)	n/a
At comparative period exchange rates	$17.5	(40)%

Adjusted EBITDA:
At current period exchange rates	$73.9	(13)%
Impact of change in exchange rates	(3.3)	n/a
At comparative period exchange rates	$70.6	(17)%
The unfavorable impact of exchange rate fluctuations on Operating Income and Adjusted EBITDA is primarily driven by EMEA regional British pound-denominated operating expenses.

5.
During 2017, the company revised its methodology for allocating overhead expenses and certain costs associated with the facilities management platform in EMEA to its reporting segments. Prior year amounts have been reclassified to conform to the current presentation. These changes had no impact on consolidated results.

6.
The company considers Annuity Revenue to be (i) Property & Facility Management, (ii) Project & Development Services, (iii) 50% of Leasing, and (iv) Advisory, Consulting and Other Revenue, as well as (v) LaSalle Advisory Fees.

7.
Each geographic region offers the company’s full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

8.
Restructuring and acquisition charges are excluded from our measure of segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not believed to be meaningful to investors. Accordingly, the performance of segment results has been evaluated without allocation of these charges.

Restructuring and acquisition charges were $4.5 million and $7.6 million for the first quarter of 2017 and 2016, respectively. Charges in 2017 included (a) $3.5 million of severance and other employment-related charges incurred with respect to headcount reductions or other activities considered to represent structural changes to our local, regional, and/or global business operations and (b) $3.8 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, a result of our recent elevated acquisition activity, partially offset by (c) $(2.8) million of net non-cash fair value adjustments to amounts relating to net decreases to earn-out liabilities that arose from prior period acquisition activity. Comparatively, charges in 2016 included (a) $3.2 million of severance and other employment-related charges, (b) $4.2 million of costs incurred for pre-acquisition due diligence and post-acquisition integration activities, and (c) $0.2 million of net non-cash fair value adjustments relating to net increases to earn-out liabilities that arose from prior period acquisition activity.

9.
The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017, to be filed with the Securities and Exchange Commission in the near future.

10.
EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan. Southeast Asia refers to Singapore, Indonesia, Philippines, Thailand and Vietnam. The BRIC countries include Brazil, Russia, India and China. Benelux refers to Belgium, the Netherlands, and Luxembourg.

11.
As of March 31, 2017, LaSalle had $58.0 billion of real estate assets under management with approximately $8.7 billion available for investment (“dry powder”) contemplating committed capital and available borrowing capacity at traditional leverage levels. Assets under management were composed of $30.6 billion invested in separate accounts, $13.5 billion invested in fund management vehicles, and $13.9 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $17.1 billion in North America, $15.5 billion in the UK, $6.7 billion in Asia Pacific, and $4.8 billion in continental Europe. Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag.

LaSalle raised $1.0 billion in capital for the three months ended March 31, 2017; dispositions and withdrawals for the same period were $1.5 billion.

Contact:	Christie B. Kelly
Title:	Global Chief Financial Officer
Phone:	+1 312 228 2316